STANDARD FORM OF STORE LEASE
The Real Estate Board of New York, Inc.

of Lease, made as of this 27th day of June 2001, between 130 PRINCE LLC, c/o Richard E. Talmadge, Esq., 120 Wooster Street, New York, NY 10012

party of the first part, hereinafter referred to as OWNER, and SWISS ARMY RETAIL, INC., a Delaware corporation, having offices at One Research Drive, Shelton, CT 06484 party of the second part, hereinafter referred to as TENANT,

Witnesseth:    Owner hereby leases to Tenant and Tenant hereby hires from Owner ground floor Store A plus basement space as shown on the floor plans annexed as Exhibit A and hereby made a part hereof in the building known as 130 Prince Street

in the Borough of Manhattan                   , City of New York, for the term of ten (10) years, subject to renewal as hereinafter provided

                                              (or until Such term shall sooner cease and expire as hereinafter provided) to commence on the 1st day of July two thousand and one (subject to rider), and to end on the 30th day of June two thousand and eleven and both dates inclusive, at an annual rental rate as shown on Rent Schedule A annexed hereto and made a part hereof which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

        In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

        The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent:

      Tenant shall pay the rent as above and as hereinafter provided.

  Occupancy:

      Tenant shall use and occupy demised premises for(2.1) and for no other purpose. Tenant shall at all times conduct its business in a high grade and reputable manner, shall not violate Article 37 hereof, and shall keep show windows and signs in a neat and clean condition.

  Alterations:

      Tenant shall make no changes in or to the demised premises of any nature without Owner’s prior written consent(3.4). Subject to the prior written consent of Owner (3.4), and to the provisions of this article, Tenant, at Tenant’s expense, may make alterations, installations, additions or improvements which are non-structural and which do not (3.3)affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved in each instance by Owner. (3.4) Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant’s contractors and sub-contractors to carry such workman’s compensation, general liability, personal and property damage insurance as Owner may(3.2) require. If any mechanic’s lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within 30 days thereafter, at Tenant’s expense, by payment or filing the bond required by law. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner or Tenant’s behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises (3.5) fixed as the termination of this lease, elects to relinquish Owner’s rights thereto and to have them removed by Tenant, in which event, the same shall be removed from the premises by Tenant prior to the expiration of the lease,. Nothing in this article shall be construed to give Owner title to or to prevent Tenant’s removal of trade fixtures, moveable office furniture and equipment(3.1), but upon removal of any such from the premises or upon removal of other installation as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the premises after Tenant’s removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner’s property or may be removed from the premises by Owner at Tenant’s expense.

  Repairs:

      Owner shall maintain and repair the public portions of the building, both exterior and interior, except that if Owner allows Tenant to erect on the outside of the building a sign or signs, or a hoist, lift or sidewalk elevator for the exclusive use of Tenant, Tenant shall maintain such exterior installations in good appearance and shall cause the same to be operated in a good and workmanlike manner and shall make all repairs thereto necessary to keep same in good order and condition, at Tenant’s own cost and expense, and shall cause the same to be covered by the insurance provided for hereafter in Article 8. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein, and the sidewalks adjacent thereto, and at its sole cost and expense, make all non-structural repairs thereto as and when needed to preserve them in good working order and condition, reasonable wear and tear, obsolescence and damage from the elements, fire or other casualty, excepted. If the demised premises be or become infested with vermin, Tenant shall at Tenant’s expense, cause the same to be exterminated from time to time to the (4.1) satisfaction of Owner. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to the Tenant for the diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building including the erection or *** thereafter, Tenant, at Tenants sole cost and expense, shall promptly operation of any crane, derrick or sidewalk shed, or in or to the demised premises or the fixtures, appurtenances or equipment thereof.

  It is specifically agreed that Tenant shall be not entitled to any set off or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant’s sole remedy at law in such instance will be by way of an action for damages for breach of contract. ***The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other Casualty which are dealt with in Article 9 hereof. *** except as otherwise expressly provided (4.2)

  Window Cleaning:

      Tenant will not clean or require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

  Requirements of Law, Fire Insurance:

      Prior to the commencement of the lease term, if Tenant is then in possession, and at all times**** thereafter, Tenant, at Tenant’s sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters or the Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, and with respect to the portion of the sidewalk adjacent to the premises, if the premises are on the street level, arising out of Tenant’s manner of use thereof, or with respect to the building if arising out of Tenant’s manner of use thereof, or with respect to the building if arising out of Tenant’s use or manner of use of the premises or the building (including the use permitted under the lease). Except as provided in Article 29 hereof, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner. (6.1)Tenant shall pay all costs, expenses, fines, penalties or damages, which may be imposed upon Owner by reason of Tenant’s failure to comply with the provisions of this article. If the fire insurance rate shall, at the beginning of the lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant, to comply with the terms of this article. In any action or proceeding wherein Owner and Tenant are parties, a schedule or “make-up” of rate for the building or demised premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to said premises.

  Subordination:

      This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying lease and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of subordination, Tenant shall from time to time execute promptly any certificate that Owner may (7.1) request.

  Tenant’s Liability Insurance Property Loss, Damage, Indemnity:

      Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or other wise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence(8.1) of Owner, its agents, servants or employees. Owners or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work. Tenant agrees, at Tenant’s sole cost and expense, to maintain general public liability insurance in standard form in favor of Owner and Tenant against claims for bodily injury or death or property damage occurring in or upon the demised premises, effective from the date Tenant enters into possession and during the term of this lease. Such insurance shall be in an amount and with carriers acceptable to the Owner. Such policy or policies shall be delivered to the Owner. On Tenant’s default in obtaining or delivering any such policy or policies or failure to pay the charges therefor, Owner may secure or pay the charges for any such policy or policies and charge the Tenant as additional rent therefor. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as (8.2) a result of any breach by Tenant, Tenant’s agent, contractors, employees, invitees, or licensees, of any covenant on condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant’s agents, contractors, employees, invitees or licensees. Tenant’s liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant’s expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.(8.3)

  Destruction, Fire, and Other Casualty:

      (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which are usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner’s right to elect not to restore the same as hereinafter provided. (d) If the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant given within 90 days after such fire or casualty or 30 days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to rights and remedies(9.1) against (9.2)under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner’s control. After any such casualty, Tenant shall cooperate with Owner’s restoration by removing from the premises as promptly as reasonably possible, all of Tenant’s salvageable inventory and movable equipment, furniture, and other property. Tenant’s liability for rent shall resume (5) days after written notice from Owner that the premises are substantially ready for Tenant’s occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, including Owner’s obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d) and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. (9.3)Tenant acknowledges that Owner will not carry insurance on Tenant’s furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

  Eminent Domain:

      If the whole or any (10.1) part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant’s moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term and provided further such claim does not reduce Owner’s award. (10.2)

  Assignment, Mortgage, Etc.:

      Tenant,(11.1) for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate tenant or the majority partnership interest of a partnership tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of the covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

  ElectricCurrent: *

      Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric currents shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner’s opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain. * Rider to be added if necessary.

  Access to Premises:

      Owner or Owner’s agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, (13.1) and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building or which Owner may elect to perform, in the premises, following Tenant’s failure to make repairs or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein, provided they are concealed within the walls, floors or ceiling, wherever practicable. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours (13.1) for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants and may, during said six months period, place upon the demised premises the usual notice “To Let” and “For Sale”which notices Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner’s agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant’s property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of term Tenant shall have removed all or substantially all of Tenant’s property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant’s obligations hereunder. Owner shall have the right at any time, without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the building and to change the name, number or designation by which the building may be known.

  Vault, Vault Space, Area:

      No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

  Occupancy:

      Tenant will not at any time use or occupy the demised premises in violation of Articles 2 or 37 hereof. Tenant has inspected the premises and accepts them as is (15.1) , subject to the riders annexed hereto with respect to Owner’s work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations whether or not of record. (15.1)

  Bankruptcy:

      (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Landlord by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant’s interest in this lease.

         (b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be re-let by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

  Default:

      (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent; or if the demised premises become deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the demised premises shall be taken or occupied by someone other than Tenant; of if this lease be rejected under Section 365 of Title II of the U.S. Code (Bankruptcy Code)* (17.3);; then, in any one or more of such events, upon Owner serving a written (17.1) days notice upon Tenant specifying the nature of said default and upon the expiration of said(17.1), if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said) (17.1)day period, and if Tenant shall not have diligently commenced curing such default within such (17.1) day period, and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default, then Owner may serve a written five (5) days notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days, this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

         (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved (17.4) or in making any other payment herein required; then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

  Remedies of Owner and Waiver of Redemption:

      In case of any such default (18.1), re-entry, expiration and/or dispossess by summary proceedings or other wise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration. (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release of affect Tenant’s liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys’ fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner’s option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner’s sole judgement, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rent collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant or any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

  Fees and Expenses:

      If Tenant shall default (18.1) in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, after notice if required and upon expiration of any applicable grace period if any , (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder, and if Owner, in connection therewith or in connection with any default (18.1) by Tenant in the covenant to pay rent hereunder, makes any *subject to completion of work such a minor nature as nto materially interfere with Tenant’s use of the premises or preparation to open for business.

         (19.1) expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorney’s fees, in instituting, prosecuting or defending any actions or proceeding and prevails in any such action or proceeding, such (19.1) sums so paid or obligations incurred with interest and costs shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefor, and if Tenant’s lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

  No Representations by Owner:

      Neither Owner nor Owner’s agent have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation, or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition, and agrees to take the same “as is” and acknowledges that the taking of possession of the demised premises by Tenant shall be (20.1) evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

  End of Term:

      Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear excepted, and Tenant shall remove all its property. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

  Quiet Enjoyment:

      Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant ’s part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless , to the terms and conditions of this lease including, but not limited to, Article 33 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

  Failure to Give Possession:

      If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if the premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for the inability to obtain possession or complete construction) until after Owner shall have given Tenant written notice that the Owner is able to deliver possession in the condition required by this lease. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease except the obligation to pay the fixed annual rent set forth in page one of this lease. The provisions of this article are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.

  No Waiver:

      The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation form having all the force and effect of an original violation. The receipt by Owner of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner’s right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner’s agents during the term hereby demised shall be deemed in acceptance of a surrender of said premises and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner’s agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

  Waiver of Trial by Jury:

      It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant’s use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession including a summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, including a counterclaim under Article 4 except for statutory mandatory counterclaims.

  Inability to Perform:

      This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment, fixtures or other materials if Owner is prevented or delayed form so doing by reason of strike or labor troubles, governmental preemption or restrictions or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of which have been or are affected, either directly or indirectly, by war or other emergency, or when, in the judgment of Owner, temporary interruption of such services is necessary by reason of accident, mechanical breakdown, or to make repairs, alterations or improvements.

  Bills and Notices:

      Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

  Water Charges:

      (28.1) If Tenant requires, uses or consumes water for any purpose in addition to ordinary(28.2) lavatory purposes (of which fact Tenant constitutes Owner to be the sole judge) Owner may install a water meter and thereby measure Tenant’s water consumption for all purposes. Tenant shall pay Owner for the cost of the meter and the cost of the installation thereof and throughout the duration of Tenant’s occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant’s own cost and expense. Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered. Tenant covenants and agrees to pay the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or a lien upon the demised premises or the realty of which they are part pursuant to law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, water system or sewage or sewage connection or system. The bill rendered by Owner shall be payable by Tenant as additional rent. If the building or the demised premises or any part thereof be supplied with water through a meter through which water is also supplied to other premises Tenant shall pay to Owner as additional rent, on the first day of each month,*       %($               ) of the total meter charges, as Tenant’s portion. Independently of and in addition to any of the remedies reserved to Owner hereinabove or elsewhere in this lease, Owner may sue for and collect any monies to be paid by Tenant or paid by Owner for any of the reasons or purposes hereinabove set forth. * Space to be filled in or deleted.

  Sprinklers:

      Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the Insurance Services Office or any bureau, department or official of the federal, state or city government require or recommend the installation of a sprinkler system or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant’s business, or the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, changes, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said Exchange or by any fire insurance company, Tenant shall, at Tenant’s expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required whether the work involved shall be structural or non-structural in nature.
      Elevators, Heat, Cleaning: Tenant shall at Tenant’s expense, keep demised premises clean and in order, to the satisfaction to Owner, and if demised premises are situated on the street floor, Tenant shall, at Tenant’s own expense, make all repairs and replacements to the sidewalks and curbs adjacent thereto, and keep said sidewalks and curbs free from snow, ice, dirt and rubbish. Tenant shall pay to Owner the cost of removal of any of Tenant’s refuse and rubbish from the building. Bills for the same shall be rendered by Owner to Tenant at such times as Owner may elect and shall be due and payable when rendered, and the amount of such bills shall be deemed to be, and be paid as, additional rent. Tenant shall, however, have the option of independently contracting for the removal of such rubbish and refuse in the event that Tenant does not wish to have same done by employees of Owner. Under such circumstances, however, the removal of such refuse and rubbish by others shall be subject to such rules and regulations as, in the judgment of Owner, are necessary for the proper operation of the building.

  Security:

      Tenant has deposited with Owner the sum of 280,000 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms , covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security, and Tenant agrees to look to the new Owner solely for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. * See paragraph 64

  Captions:

      The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

  Definitions:

      The term “Owner” as used in this lease means only the Owner, or the mortgagee in possession, for the time being of the land and building (or the Owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and buildings or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner (33.1)hereunder, and it shall be deemed and construed without further agreement between the parties of their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words “re-enter ” and “re-entry” as used in this lease are not restricted to their technical legal meaning. The term “business days”as used in this lease shall exclude Saturdays, Sundays and all days designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

  Adjacent Excavation-Shoring:

      If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

  Rules and Regulations:

      Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner’s agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner’s agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant’s part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other Tenant, its servants, employees, agents, visitors or licensees.

  Glass:

      Owner shall replace, at the expense of Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises. Owner may insure, and keep insured, at Tenant’s expense, all plate and other glass in the demised premises for and in the name of Owner. Bills for the premiums therefor shall be rendered by Owner to Tenant at such times as Owner may elect, and shall be due from, and payable by, Tenant when rendered, and the amount thereof shall be deemed to be, and be paid as, additional rent. (35.1)

  Pornographic Uses Prohibited:

      Tenant agrees that the value of the demised premises and the reputation of the Owner will be seriously injured if the premises are used for any obscene or pornographic purposes or any sort of commercial sex establishment. Tenant agrees that Tenant will not bring or permit any obscene or pornographic material on the premises, and shall not permit or conduct any obscene, nude, or semi-nude live performances on the premises, nor permit use of the premises for nude modeling, rap sessions, or as a so called rubber goods shop, or as a sex club of any sort, or as a “ massage parlor.” Tenant agrees further that Tenant will not permit any of these uses by any sublessee or assignee of the premises. This Article shall directly bind any successors in interest to the Tenant. Tenant agrees that if at any time Tenant violates any of the provisions of this Article, such violation shall be deemed a breach of a substantial obligation of the terms of this lease and objectionable conduct. Pornographic material is defined for purposes of this Article as any written or pictorial manner with prurient appeal or any objects of instrument that are primarily concerned with lewd or prurient sexual activity. Obscene material is defined here as it is in Penal law §235.00.

  Estoppel Certificate:

      (38.1) , at any time, and from time to time, upon at least 10 days prior notice by (38.2), shall execute, acknowledge and deliver to (38.2), and/or to any other person, firm or corporation specified by(38.2), a statement certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates which the rent and additional rent have been paid, and stating whether or not there exists any defaults by (38.2) under this lease, and, if so, specifying each such default. (38.3)

  Successors and Assigns:

      The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner’s estate and interest in the land and building for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed) shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this lease, the relationship of Owner and Tenant hereunder, or Tenant’s use and occupancy of the demised premises.

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Owner:                                                              130 Prince LLC

Witness for Tenant:                                                              Swiss Army Retail, Inc.

                                                                                           By. A. Jeffrey Turner

ACKNOWLEDGEMENTS

CORPORATE OWNER
STATE OF NEW YORK,        ss.:
County of

        On this         day of        ,19    ,before me personally came to me known, who being by me duly sworn, did depose and say that he resides in        that he is the        of        the corporation described in and which executed the foregoing instrument, as OWNER; that he knows the seal of said corporation; the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

CORPORATE TENANT
STATE OF NEW YORK,        ss.:
County of

        On this         day of        ,19    ,before me personally came to me known, who being by me duly sworn, did depose and say that he resides in        that he is the        of        the corporation described in and which executed the foregoing instrument, as TENANT; that he knows the seal of said corporation; the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

INDIVIDUAL OWNER
STATE OF NEW YORK,        ss.:
County of

        On this         day of        ,19    ,before me personally came to me known and known to me to be the individual described in and who, as OWNER, executed the foregoing instrument and acknowledged to me that he executed the same.

INDIVIDUAL TENANT
STATE OF NEW YORK,        ss.:
County of

        On this         day of        ,19    ,before me personally came to me known and known to me to be the individual described in and who, as TENANT, executed the foregoing instrument and acknowledged to me that he executed the same.

GUARANTY

The undersigned Guarantor guarantees to Owner, Owner's successors and assigns, the full performance and observance of all the agreements to be performed and observed by Tenant in the attached Lease, including the "Rules and Regulation" as therein provided, without requiring any notice to Guarantor of nonpayment, or nonperformance, or proof, or notice of demand, to hold the undersigned responsible under this guaranty, all of which the undersigned hereby expressly waives and expressly agrees that the legality of this agreement and the agreements of the Guarantor under this agreement shall not be ended, or changed by reason of the claims to Owner against Tenant of any of the rights or remedies given to Owner as agreed in the attached Lease. The Guarantor further agrees that this guaranty shall remain and continue in full force and effect as to any renewal, change or extension of the Lease. As a further inducement to Owner to make the Lease Owner and Guarantor agree that in any action or proceeding brought by either Owner or the Guarantor against the other on any matters concerning the Lease of this guaranty that Owner and the undersigned shall and do waive trial by jury.

Dated:             19

Guarantor

Witness

Guarantor's Residence

Business Address

Firm Name

STATE OF NEW YORK ) ss.:
COUNTY OF )
On this        day of         ,19    , before me personally came                                  to me known and known to me to be the individual described in, and who executed the foregoing Guaranty and acknowledged to me that he executed the same.

Notary

IMPORTANT – PLEASE READ

RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF THIS LEASE IN ACCORDANCE WITH ARTICLE 35.

  The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress to and egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any tenant or by jobbers, or others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and safeguards.
  If the premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant’s expense, keep the sidewalks and curb in front of said premises clean and free from ice, snow, etc.
  The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed.
  Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors and/or vibrations or interfere in any way with other Tenants or those having business therein.
  No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premises if the same is visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Owner may remove same without any liability and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Signs or interior doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of a size, color and style acceptable to Owner.
  No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.
  Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations or the lease of which these Rules and Regulations are a part.
  Owner reserves the right to exclude from the building between the hours of 6 P.M. and 8 A.M. and at all hours on Sundays, and holidays all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Owner for all acts of such person.
  Owner shall have the right to prohibit any advertising by any Tenant which, in Owner’s opinion, tends to impair the reputation of Owner or its desirablity as a building for stores or offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.
  Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, or explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.
  Tenant shall not place a load on any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant at Tenant’s expense in setting sufficient in Owner’s judgement to absorb and prevent vibration, noise and annoyance.
  Refuse and Trash - Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Owner or Tenant by reason of Tenant’s failure to comply with the provisions of this Building Rule 12, and, at Tenant’s sole cost and expense, shall indemnify, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such non-compliance, utilizing counsel reasonably satisfactory to Owner.

FOOTNOTES TO PRINTED
STANDARD FORM OF OFFICE LEASE

                                 Between 130 PRINCE LLC, Landlord and SWISS ARMY RETAIL, INC., a Delaware corporation, for the ground floor Store A and basement space at 130 Prince Street, New York, New York.

        2.1                   retail and wholesale showroom for sale of Swiss Army Brands and Victorinox licensed apparel and goods and related merchandise, and uses ancillary to such retail use (such as a kitchenette/pantry).

        3.1                   and its other movable personal property

        3.2                   reasonably

        3.3                   adversely

        3.4                   which consent shall not be unreasonably withheld

        3.5                   unless Owner in approving any non-standard installation at the Demised Premises makes removal a condition of its approval (non-standard installation shall mean one which is structural or materially harder to demolish or remove than a normal installation for retail use).

        4.1                   reasonable

        4.2                   If there is a failure of Essential Services (hereinafter defined) within Landlord’s reasonable control and substantially preventing Tenant from using the Demised Premises or material portions, Tenant shall be entitled to an abatement of all rent commencing after the business day from such failure for such portions of the Demised Premises as shall in Tenant’s reasonable opinion be unusable. Essential Services shall mean building-wide HVAC system, electricity service and plumbing service. The rent abatement shall be reduced by Tenant ’s business interruption insurance, if any, applicable to rent for such period. Landlord in performing its maintenance and repairs, shall seek to minimize interference with Tenant’s use and occupancy of the Demised Premises and shall repair any damage caused by its work.

        6.1                   Anything in this Section 6 to the contrary, Tenant shall have no obligation to make alterations outside the Demised Premises in order to comply with or to cause a change in the certificate of occupancy, as it may be amended, except that this sentence shall not modify or affect tenant’s rights or obligations under Article 67.

        7.1                   reasonably

        8.1                   or willful misconduct

        8.2                   to the extent

        8.3                   Upon Landlord’s receipt of a notice of any occurrence or claim to which Tenant’s obligation to indemnify may apply, Landlord shall give Tenant prompt notice thereof and shall afford Tenant the opportunity to defend the same by counsel approved by Landlord, such approval not to be unreasonably withheld.

        9.1                   either party's

        9.2                   the other party

        9.3                   See paragraph 80.

      10.1                   material

      10.2                   Otherwise, this Lease will remain in effect, the rent will be abated as provided in Paragraph 9 as to casualty (and shall be equitably adjusted after relocation to reflect any permanent taking)
                                and Landlord shall restore the building and the Demised Premises.

      11.1                   Subject to the provisions of paragraph 62

      13.1                   upon reasonable prior notice

      15.1                   except as herein expressly provided to the contrary,

      17.1                   thirty (30)

      17.2                   fixed

      17.3                   or the first time Tenant defaults in payment of fixed rent in any twelve month period

      17.4                   more than once in any twelve month period

      18.1                   beyond any applicable grace period

      19.1                   reasonable

      20.1                   presumptive

      28.1                   Landlord shall provide hot and cold water to the Demised Premises for customary cleaning, drinking, kitchenette/pantry, condenser water (adequate for the existing HVAC system) and

      28.2                   cleaning, drinking, kitchenette/pantry and condenser water and

      33.1                   arising or accruing after the date of such transfer

      35.1                   Landlord shall not discriminate against Tenant in the adoption or enforcement of the Rules and
                                Regulations. In the event of a conflict between the Rules and Regulations and the terms and conditions of this Lease, the terms and conditions of this Lease shall control.

      38.1                   Either party

      38.2                   the other party

      38.3                   , and other matters reasonably requested by the requesting party.

RIDER 1

                                                                                                               130 Prince Street

  Except as herein expressly provided to the contrary, Tenant hereby agrees that Landlord shall not be obligated hereunder to perform any work or to supply any materials, or to pay any cost or expense in connection therewith, in order to prepare the Demised Premises for Tenant's use and occupancy.

  The taking of occupancy of the Demised Premises by Tenant shall be presumptive evidence, as against Tenant, that Tenant accepts possession of the same and that the Demised Premises so occupied and the Building of which the same form a part are in good and satisfactory condition at the time such occupancy was so taken.
  Landlord represents and warrants to Tenant that the only mortgagee with respect to the Building is The Guardian Life Insurance Company of America (the "Current Mortgagee"), and that there is no ground or underlying lessor with respect to the Building. Contemporaneously herewith, Tenant has executed a Subordination, Non-Disturbance and Attornment Agreement ("SNDA") with respect to this Lease in the form annexed as Exhibit B. Landlord agrees to cause Current Mortgagee to execute the SNDA within thirty (30) days hereafter. Tenant shall pay for any charges of the mortgagee above its standard processing fee arising from Tenant's negotiation of any SNDA. Without limitation of any of the provisions of this Lease, in the event that any mortgagee or any trustee under a trust indenture, or their respective assigns, shall succeed to the interest of Landlord or of any successor Landlord and/or shall have become lessee under a new underlying lease, then this lease shall nevertheless continue in full force and effect and the Tenant shall and does hereby agree to attorn to such mortgagee or such trustee, or their respective assigns, subject to the terms of such SNDA. Tenant further covenants and agrees to consent to such reasonable modifications and additions to this lease as may be required by any banking, insurance or other institutional mortgage lender in connection with any mortgage financing for the building of which the Demised Premises are a part and to execute such documents as may be reasonably required in connection therewith provided however such modifications and additions shall not adversely affect Tenant's interest in the Lease, increase to any material extent Tenant's obligations hereunder or decrease to any material extent Tenant's rights or Landlord's obligations hereunder.
  A.    Tenant represents that it made a thorough examination and inspection of the Demised Premises and is familiar with the condition of every part thereof. Except as herein expressly provided to the contrary, Tenant agrees that it enters into this Lease without any represen-ta-tions or warranties by Landlord, its agents, representatives, employees, servants or any other person as to the size or condition of the Demised Premises or the appurtenances thereto or any improvements therein or thereon. Except as herein expressly provided to the contrary, Tenant agrees to accept the Demised Premises "as is" in their condition at the time possession is given to Tenant without requiring any alterations, improvements, repairs or decorations to be made by Landlord or at Landlord's expense, except Landlord will cause the existing HVAC system to be in good operating order on the commencement date, and shall perform any work required to put the same in such condition, if necessary. Landlord and not Tenant shall be responsible to remove asbestos-containing materials and other hazardous materials if any are found present in and about the Demised Premises as of the commencement date, promptly after Tenant's request for such removal. B.    Landlord represents and warrants to Tenant that Landlord and the existing tenant of the Demised Premises are entering into an agreement for such existing tenant to vacate the Demised Premises seven (7) business days after this Lease is executed and Landlord so notifies such existing tenant prior to July 1, 2001. Landlord agrees to perform its obligations under such agreement and to use all reasonable efforts to cause such existing tenant to vacate the Demised Premises when required under such agreement. The term of this Lease shall not commence until one (1) business day after such existing tenant shall have vacated the Demised Premises and Landlord shall have given notice to Tenant of such fact and if such date is earlier or later than July 1, 2001, such date shall become the Lease commencement date. If the term of this Lease shall not have commenced as of close of business on August 1, 2001, then, Tenant shall have the option, by notice to landlord, to terminate this Lease, in which event except for a return of the Letter of Credit (as hereinafter defined) neither party shall have any further rights, obligations or liabilities under the Lease.
  Tenant hereby agrees that Tenant shall and will indemnify and save harmless Landlord from and against all claims for damages of whatever nature arising from any accident, injury or damage whatsoever, caused to any person or to the property of any person occurring during the term of this lease in, on, or about the Demised Premises, except to the extent caused by the negligence or willful misconduct of Landlord. Tenant likewise shall and will indemnify and save harmless Landlord from and against all claims for damages of whatever nature, arising from any accident, injury or damage, occurring outside of the Demised Premises but within the building of which the Demised Premises are a part, or on the sidewalks and areas adjacent to the building where such accident, damage or injury results or is claimed to have resulted from any action or omission on the part of Tenant or Tenant's contractors, licensees, agents, invitees, visitors, servants or employees, and except to the extent caused by the negligence or willful misconduct of Landlord. Tenant shall and will, within twenty (20) days after written demand, repay to Landlord, as additional rent, any amount that Landlord may be obligated to pay for any such damages and the cost and expense of any action or legal proceedings brought against the Landlord by reason of or in respect to any claim for such damages, including but not limited to reasonable attorneys' fees expended in connection therewith, and except to the extent caused by the negligence or willful misconduct of Landlord. The provisions of this paragraph shall survive the expiration or earlier termination of this Lease.
  Tenant covenants and agrees that prior to entering upon the Demised Premises for the purposes of doing any work therein, or for any other purpose, or prior to Tenant's taking possession of the Demised Premises whichever shall occur first, Tenant shall immediately secure, give Landlord evidence of, and thereafter maintain in full force, during the term hereof, at its own cost and expense, (a) comprehensive general personal injury and property damage liability insurance against claims for bodily injury, death and property damage, including contractual liability endorsement, in the minimum amounts of One Million and 00/100 ($1,000,000.00) Dollars combined single limit in respect of bodily injury or death to any one person or any one occur-rence or accident, and Fifty Thousand and 00/100 ($50,000.00) Dollars for property damage and (b) contents and improvements and betterments insurance in the minimum amount of eighty (80%) percent of the insurable value of Tenant's contents in respect to fire, theft or casualty damage to Tenant's property. Such liability insurance policy shall name Landlord (and any other parties having an insurable interest in the Demised Premises as are designated by Landlord) and Tenant as insureds and be in form reasonably satisfactory to Landlord. Such insurance shall be issued by an insurance company licensed in the State of New York and having an "A'12" or better rating from Best's.

  Tenant agrees that it shall not permit any selling agents, sales representatives or vendors of any kind other than its own employees, or employees of persons or entities which are directly or indirectly shareholders, partners or members in or of Tenant, or employees of affiliates of such persons or entities, as the case may be, nor shall Tenant rent, license, sublet, share space or services therein, grant a concession or otherwise convey an interest in any part of the Demised Premises, whether on an exclusive or non-exclusive basis, to any other party, except as otherwise permitted in this Lease or otherwise agreed (such agreement not to be unreasonably withheld) by Landlord. It is understood and agreed that Tenant shall in no way create an appearance of a flea market or numerous separate vendors housed in a single store unit. Notwithstanding the foregoing, Landlord's consent shall not be required for concessions or promotional arrangements which constitute less than ten (10%) percent of the selling space in the Demised Premises. Tenant shall provide Landlord with reasonable satisfactory evidence of liability insurance coverage required under Article 44 as to Tenant and as to any contractor, except such contractor may be an additional insured under Tenant's insurance policy by such space users naming Landlord and Tenant as additional insureds in the amount required under the Lease. Violation of this paragraph shall be deemed a material breach of this lease justifying all remedies permitted hereunder.

  The submission of this Lease for examination does not constitute a reservation or option for the Demised Premises; there shall be no liability upon the part of Landlord for any cause whatsoever and the Lease shall not become effective unless and until it is executed by Tenant and then Landlord and an executed copy delivered to Tenant.

  Tenant shall not at any time erect, place, maintain or allow replacement of any sign, lettering, advertise-ment or decoration of any kind or nature on any window within the Demised Premises and visible from outside of the Demised Premises or elsewhere on the outside of the Demised Premises without Landlord's prior consent. The parties acknowledge that Tenant may request Landlord's consent to a banner (and in connection therewith to installation of a flagpole) on the exterior of the Building. So long as any proposed permanent signs, lettering, advertisement, decoration, flagpole or banner are in keeping with the character of the Building and are in compliance with applicable laws and codes, and as to flagpoles and banners are structurally feasible and will not damage the building exterior and meet any criteria of the applicable Landmark Commission. Landlord will not unreasonably withhold its consent to such signs. Landlord shall not be responsible to determine whether such signs are in compliance with law.

  In the event that any rent or additional rent, including escalations and adjustments, is billed by Landlord to Tenant and remains unpaid for ten (10) days after the date for payment of such rent or additional rent, Landlord shall be entitled to interest on such sum at the rate per annum equal to the prime rate established from time to time by Citibank, N.A., plus three (3%) percent which shall be added as additional rent to the basic rent becoming due upon the next rent date and shall be payable as such, and the Landlord shall be entitled to the same remedies herein as for the default in payment of rent. This paragraph shall not be deemed to postpone or waive any rights of the Landlord to collect any rent or additional rent, with interest and expenses, by legal action or otherwise. If any legal action or proceeding is commenced by Landlord against Tenant on account of a default by Tenant hereunder, then, in addition to all rent and additional rent and costs and fees allowed by any court, Landlord shall be entitled to recover three (3%) percent of the amount of such unpaid rent or additional rent as reimbursement for Landlord's administrative expenses in connection with Tenant's nonpayment.

  Tenant acknowledges the extreme importance to Landlord that possession of the Demised Premises be surrendered at the expiration or sooner termination of this lease. If Tenant shall hold over in the Demised Premises for more than twenty-four (24) hours after the expiration of the term of this Lease, Tenant agrees to indemnify and save Landlord harmless against any and all costs, claims, losses or liabilities directly or indirectly resulting from delay by tenant in so surrendering the Demised Premises, including, without limitation: any claims made by any succeeding tenant founded on such delay; any loss of profits suffered by Landlord; any expenses incurred by Landlord due to the cancella-tion or modification of a new lease for the succeeding term; and any other extra expenses of reletting the premises. The rights and obligations hereunder and under paragraph 25 shall continue after the termination or expiration of this Lease. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any similar or successor law of same import then in force, in connection with any holdover proceedings which Landlord may institute to enforce the provisions of this Lease.

  If any alterations to the subject building, including, but not limited to, the Demised Premises, are made by Landlord in order to comply with law similar in type to New York City Local Law #5, Local Law #10 or Local Law #16, relating to safety, health or security and enacted or adopted at any time after the date of this Lease and prior to the expiration date of this Lease, the cost of any such altera-tions shall, for the purposes herein be deemed amortized by Landlord on a straight-line basis in accordance with an amortization schedule based on the useful life of such alterations with a reasonable interest factor included therein, determined by Landlord in Landlord's reasonable judgment, and during each calendar year which shall include any part of the demised term of the Lease for which such amortization shall be applicable, Tenant shall pay to Landlord a sum equal to Tenant's Percentage of any such amortization and interest applicable to such calendar year.

  If Tenant shall request Landlord's consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant's sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent or where as a matter of law Landlord may not unreasonably withhold its consent.

  Tenant covenants and agrees to pay adjusted and additional rent in accordance with the provisions of the riders annexed hereto. Such additional rent shall be collectible in the same manner as annual rent (as adjusted). Tenant's obligation to make any past due payments of rent, adjusted rent or additional rent pursuant to the riders shall survive the expiration or other termination of this lease.

  Each party warrants and represents that it dealt with no broker and that no broker was instrumental in bringing about or procuring this lease. Each party agrees to indemnify and save harmless the other party from and against any and all loss, damage, cost and expense, including reasonable attorneys' fees, that may be incurred by the other party as a result of any claims made against the other party by any broker or agent, and arising from any conversations, correspondence, or other dealings between the first party and any broker or agent in connection with this Lease.

  Landlord and its members (including any successor landlord) shall have absolutely no personal liability with respect to any provision of the Lease or any obligation or liability arising from the Lease or in connection with the Lease and Tenant shall look solely to the fee interest of the then landlord of the Demised Premises and the proceeds thereof in the Demised Premises at the time of any breach or default for the satisfaction of any remedies of Tenant. Such exculpation of liability shall be absolute and without any exception whatsoever.

  In the event of any conflict between the terms and conditions set forth in any rider of this Lease and the printed portion of this Lease, then the terms and conditions in the rider shall prevail.

  For purposes of this Lease and the riders annexed hereto the "Tenant's Percentage" shall be 7.75%.

  Tenant shall pay for its electrical usage and gas usage directly to Consolidated Edison by establishing an account with such utility company. Landlord represents and warrants that at least two hundred (200) amps of electrical current will be available to Tenant for use in the Demised Premises including HVAC at all times. However, in no event shall Landlord be liable for an interruption or failure in the supply of any such directly metered utilities to the Demised Premises or for the character of such service, unless due to wrongful or negligent acts of Landlord or its employees.

  Tenant acknowledges that the subject building is a landmark building and may be a national historic landmark. Tenant agrees that all alterations, in addition to requiring Landlord's approval, shall be in conformity with the landmarks preservation agencies, having a jurisdiction thereof. All necessary permits and approvals shall be obtained, at Tenant's expense, from any such agency before commencement of actual work. Landlord will cooperate with Tenant, at Tenant's expense, in applying for any such permits and approvals.

  Subject to Landlord's obligations under paragraph 42, Tenant shall maintain, repair and replace the existing HVAC system, including ductwork and registers for distribution of HVAC throughout the Demised Premises throughout the term of this Lease. Said system shall become Landlord's property at the expiration of the lease term and shall not be removed by Tenant.

  Landlord has designated a contractor to remove refuse and rubbish from the Building. Tenant shall enter into an agreement with such contractor pursuant to which Tenant shall pay such contractor directly so long as it provides the services at an arm's-length, competitive charge and terms, and so long as it remains Landlord's designated contractor.

  If Tenant shall default in the performance of any of Tenant's obligations under this lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice, in a case of emergency, and in any other case, only if such default continues after the expiration of (i) fifteen (15) days from the date Landlord gives Tenant notice of intention so to do, or (ii) the applicable grace period, if any, provided in this Lease for cure of such default, whichever occurs later.

    As of the date hereof, the owner of the stock of Tenant is Swiss Army Brands, Inc., a publicly-traded Delaware corporation ("Swiss Army").
    Except as provided in subparagraph (c) below, each of the following shall be deemed an assignment of the Lease within the meaning of this Article:
    A transfer by operation of law or otherwise, of Tenant's interest in this Lease; or,
    A transfer of a controlling interest in Tenant (whether stock, partnership interest, or otherwise) in a single transaction or a related series of transactions; or
    Any increase in the amount of issued and/or outstanding shares of capital stock of any corporate Tenant and/or thecreation of one or more additional classes of capital stock of any corporate Tenant, in a single transaction or a related series of transactions, with the result that the beneficial and record ownership in and to such Tenant shall no longer be held by the beneficial and record owners of the stock of such Tenant as of the date the Tenant executed this Lease. Notwithstanding the foregoing, a transfer to a member of the immediate family of a shareholder, whether by gift or bequest, shall not be deemed an assignment hereunder.
  Notwithstanding anything in this Lease to the contrary, Landlord's consent shall not be required to any of the following transactions, nor shall subparagraph (e) below apply to any of the following transactions:
    the sale or other transfer of any of the stock or other ownership interests in Swiss Army, or the merger or consolidation of Swiss Army with or into any other entity, or the sale of stock through the “over-the-counter” market or any recognized stock exchange, or the issuance of additional shares of stock or ownership interests in any publicly traded entity, or the sale of all or any substantial portion of the assets of Swiss Army (not principally for the purpose of transferring ownership of this Lease);
    the transfer of direct or indirect ownership interests in Tenant between persons or entities who own direct or indirect ownership interests in Tenant as of the date hereof;
    any transfer or creation of direct or indirect interests in Tenant so long as Swiss Army (or a successor thereto under clause (i) above) continues to own at least 50.1% of the ownership interests in Tenant, directly or indirectly; or
    the assignment of this Lease to, or the merger or consolidation of Tenant with or into, any entity controlling, controlled by or under common control with persons or entities which control Tenant as of the date hereof or are described in clause (i), clause (ii) or clause (iii) above.
  Provided however, in each instance Tenant shall give Landlord evidence of each such transaction and shall deliver an assumption of all Lease obligations by any permitted assignee before such assignment shall be deemed effective.
  Upon the execution of this Lease and from time to time thereafter, upon request by the Landlord, Tenant shall deliver to Landlord a statement, certified as being true and correct by an authorized person, showing the names of all existing equityholders of record and their respective ownership interests as of that date.
  Tenant shall pay to Landlord within twenty (20) days after demand, as additional rent, a sum of money (not to exceed One Thousand and 00/100 ($1,000.00) Dollars in the aggregate) to reimburse Landlord for its reasonable disbursements and expenses, including without limitation legal, architectural, engineering, financial investigation and accounting expenses that may be incurred in connection with the processing of any request for consent to assign or sublet.
  The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obliga-tions of, this lease, or by any waiver or failure of Landlord to enforce any of the obligations of this lease. If Tenant shall at any time or times during the term of this lease desire to assign this lease or sublet the Demised Premises, Tenant shall give notice thereof to Landlord, which notice shall be accompanied by (a) a copy of the proposed assignment or sublease, (b) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Demised Premises, and (c) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report. Subject to (f) below, Landlord agrees not to unreasonably withhold or delay its consent, as such is required by the provisions hereof, to (a) an assignment of this Lease, (b) a subletting of all of the premises, or (c) a sale or other transfer, direct or indirect, of all or substan-tially all the stock or partnership interest of Tenant or all its assets or any merger or consolida-tion, provided the following additional criteria are met:
                       Tenant is not in material default under the Lease.

                       The transferee will operate a retail business in a manner commensurate with the nature and quality of the tenants in this building and the use of the Demised Premises may be changed to cover the products sold by the transferee, but will not be directly competitive with or in conflict with the then principal uses by current building tenants in Landlord's reasonable opinion.
                       Landlord receives financial information, business and experience information and bank references regarding the transferee, which are reasonably satisfactory to Landlord.
                       The transferee if an assignee assumes the obligations of the Lease from and after the effective date of the assignment. Neither the transferor nor any guarantor shall be released of liability hereunder.
                       If Tenant shall assign this lease or sublet the Demised Premises for any consideration or for a rental in excess of the amount attributable to the premises being assigned or sublet, then Tenant shall pay to Landlord as additional rent the excess rental rate, less the brokerage fee, if any, which brokerage fee shall be amortized over the term of the sublease or assignment (free rent, if any, given by Tenant shall not reduce the excess rental rate determined herein).
                       Any proposed sublet or assignment submitted to Landlord for its consent shall be deemed to have granted Landlord the option, to be exercised within thirty (30) days to terminate this Lease in whole, on a date to be specified in Landlord's notice ("termination date") which shall be not earlier than 1 day before the effective date of the proposed assignment or subletting nor later than ten (10) days after said effective date. Tenant shall then vacate and surrender the premises, on or before the termination date and the term of this Lease shall end on the termination date as if that were the Lease expiration date.
                       No partial sublettings shall be submitted for Landlord's consent.
  Tenant acknowledges that it has been represented in the signing of this Lease by independent legal counsel selected by Tenant and that it has had the opportunity to discuss all the lease provisions, including waiver of trial by jury, with counsel.
  Tenant shall deposit with Landlord the sum of Two Hundred Eighty Thousand and 00/100 ($280,000.00) Dollars:                      [ ] in cash,                      [ X ] by letter of credit                      [ ] by lease bond simultaneously with the execution and delivery of this Lease by Tenant to Landlord as security for the faithful performance and observance by Tenant of the terms, provisions and conditions in respect of this lease, including but not limited to the payment of rent and additional rent. Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default beyond applicable grace periods or for any sum which Landlord may expend or may be required to expend by reason of Tenant ’s default beyond applicable grace periods in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the reletting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant promptly after the date fixed at the end of the lease and after delivery of entire possession of the Demised Premises to Landlord. In the event of a sale or leasing of the building, of which the Demised Premises form a part, Landlord shall transfer the security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and, upon such transfer, Tenant agrees to look to the new Landlord solely for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer of assignment made of the security to a new Landlord. Tenant further covenants and agrees that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

  The security deposit shall be increased every two (2) years during the initial term and any extension period so that it shall be equal to four (4) months then basic rent.

  Landlord covenants and agrees to deposit Tenant's cash security, if any, in an interest bearing account or certificate. Landlord shall be entitled to and shall be paid 1% per annum for administration of the letter of credit, security account or certificate. The remainder of the interest on any such account or certificate shall belong to Tenant but be retained by Landlord as additional security in accordance with the terms of this paragraph. Notwithstanding the foregoing, Landlord shall have no obligation to deposit the security in an interest bearing account or certificate and no interest shall be payable hereunder to Tenant unless Tenant's social security number or employer identi-fication number is furnished in writing to Landlord. Tenant's employer identification number is

  The letter of credit to be delivered to Landlord: (a) shall be irrevocable, non-documentary, negotiable, and transferable without Tenant's consent (b) shall be issued by a banking institution having a net worth of at least $1 Billion (c) shall be for a term of not less than one year and be drawn on and payable at such banking institution's office in Manhattan, (d) shall expire thirty (30) days after the Lease expiration date (or renew automatically unless the issuing bank notifies Landlord that the letter of credit will not be renewed or extended), (e) shall be subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590, and (f) shall provide for payment of the amount of the letter of credit to Landlord upon receipt by the bank of Landlord's sight draft and a non-documentary statement of the Landlord that either Tenant is in default under the Lease or that the letter of credit will expire within thirty (30) days and Landlord has not received a renewal, extension (unless providing for automatic renewal or extensions, except if the issuing bank notifies Landlord that the letter of credit will not be renewed or extended) or replacement letter of credit. Landlord agrees that the form of Letter of Credit attaches hereto as Exhibit C shall, without limitation, be acceptable to Landlord.

  The lease bond to be delivered to Landlord: (a) shall be unconditional, irrevocable and transferable without Tenant's consent (b) shall be issued by an insurer having a rating of at least A VIII in the then most current issue of Best's Insurance Reports (c) shall be for a term of not less than one year and be payable at such insurer's office in Manhattan, (d) shall expire on December 31 of any year except the lease bond for the last year of the Lease shall expire thirty (30) days after the Lease expiration date, (e) shall inure to the benefit of Landlord and its successors and assigns, and (f) shall provide for payment of the amount of the lease bond to Landlord upon receipt by the insurer of Landlord's statement that either Tenant is in default under the Lease or that the lease bond will expire within thirty (30) days and Landlord has not received a renewal, extension or replacement lease bond.

  It is the intention of the parties that such letter of credit or lease bond, or any renewal, extension or replacement thereof, shall continue in full force and effect throughout the term of this Lease. Tenant agrees to pay demand as Additional Rent all costs or fees in connection with the issuance of the letter of credit or lease bond or that arise due to Landlord's sale or transfer of the Building or modification of any beneficiaries under the letter of credit or lease bond. Tenant hereby agrees to cooperate with Landlord to promptly execute and deliver to Landlord any and all modifications, amendments and replacements of the letter of credit or lease bond as Landlord may reasonably request (provided that Tenant's obligations are not increased in any material respect) to carry out the terms and conditions of this Article.

  Tenant will be in "Chronic Default" under this Lease if Tenant commits more than three (3) monetary defaults in any twelve (12) month period in payment of fixed minimum annual rent during the term of this Lease. A monetary default occurs if Tenant fails to pay any installment of fixed minimum annual rent to Land-lord within ten (10) days after same is due. If Tenant is in Chronic Default then in addition to all other remedies hereunder Landlord shall be entitled to immediate payment of one month's then rent (basic rent and all additional rent including common area maintenance) for such year before the Chronic Default is deemed cured. Each such payment made to Landlord shall be deemed a security deposit subject to the provisions above.

  Bills for any expenses incurred by Landlord in con-nection with any such performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, involved in collecting or endeavoring to collect rent or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this lease, or pursuant to law, as well as bills for any property, material, labor or services provided, furnished, or rendered, by Landlord or at its instance to Tenant, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and, shall be due and payable in accordance with the terms of such bills as additional rent, but not less than twenty (20) days after demand.

  Tenant hereby agrees to pay, as additional rent, all attorney's fees and disbursements (and all other court costs or expenses of legal proceedings) which Landlord may incur or pay out by reason of, or in connection with:

                       any action or proceeding by Landlord rightfully brought to terminate the Lease;

                       any other action or proceeding rightfully brought by Landlord against Tenant (including, but not limited to, any arbitration proceeding (other than pursuant to paragraph 76 or paragraph 77));

                       any default beyond applicable grace period by Tenant in the observance or performance of any obligation under the Lease, whether or not Landlord commences any action or proceeding against Tenant;

                       any action or proceeding brought by Tenant against Landlord (or any officer, member or employee of Landlord) in which Tenant fails to secure a final unappealable judgment against Landlord;

                       any other appearance by Landlord (or any officer, member or employee of Landlord) as a witness or otherwise in any action or proceeding whatsoever involving or affecting Landlord, Tenant or this Lease; and

                       any consent or waiver by Landlord in connection with this Lease requested by Tenant or on behalf of Tenant; and all negotiations with respect thereto.

  Tenant's obligations under this paragraph shall survive the expiration of the term or any other termination of this Lease. This paragraph is intended to supplement (and not to limit) other provisions of this Lease pertaining to indemnities or legal fees.

  Landlord and Tenant agree that notwithstanding anything in this Lease to the contrary (other than this paragraph 67), Tenant shall be permitted to use and occupy the Demised Premises for the uses permitted under paragraph 2 regardless of such zoning or the terms of the certificate of occupancy applicable to the Demised Premises. Landlord makes no represen-ta-tion as to the zoning applicable to the Demised Premises. Tenant acknowledges it has made any necessary investigations and shall not claim any damage or rent abatement, (except as provided in this paragraph 67) if any municipal authority prevents any particular intended use by Tenant of the Demised Premises, whether disclosed or undisclosed to Landlord. If any violation or notice thereof is issued against the Demised Premises or the Building because of Tenant's particular use of the Demised Premises, or if any municipal authority prevents Tenant from the use and occupancy of the Demised Premises for the uses permitted under paragraph 2, then Landlord shall have the option to allow Tenant to continue such usage or shall advise Tenant that such usage must cease on a date which is one hundred eighty (180) days after the date of such notice. In such event that Landlord so notifies Tenant that such usage must cease or that Tenant is prevented from continuing to use and occupy the Demised Premises for such use because of such violation or notice thereof, then Tenant shall have the option, by notice to Landlord, to terminate this Lease, in which event this Lease shall terminate on the 180th day after such notice from Tenant or such earlier date that Tenant is actually prevented from operating by the applicable authority, as if such date were the date specified herein for the expiration of the term of this Lease. Tenant will cooperate with Landlord in the event Landlord seeks to challenge the determination of the municipal authority or if Landlord seeks a variance of the zoning applicable to the premises, at Landlord's expense. Tenant may, at its option, similarly challenge such a determina-tion or seek such a variance, at Tenant's expense. No change in the Certificate of Occupancy for the building shall require Tenant to change its use of the Demised Premises as permitted by this Lease or to perform alterations outside of the Demised Premises.

  If necessary for Tenant's installation, Tenant shall modify existing Tenant duct-mounted smoke detector, smoke dampers and room smoke detectors. Tenant shall be responsible to pull all wiring to alarm panel. Final connection shall be by base building electrician at Tenant's sole cost. Tenant shall also be responsible for all filings, installation, testing and approvals.

  If Landlord uses, applies or retains any part of the security deposited pursuant to Article 32, Tenant, upon Landlord's demand, shall redeposit with Landlord, the amount so used, applied or retained so that Landlord shall have the full security deposit on hand at all times during the term of this Lease.

  In no event shall Landlord be obligated to apply the security; and Landlord's right to bring an action or special proceeding to recover damages or otherwise to obtain possession of the Demised Premises before or after Landlord's declaration of the termination of this Lease for nonpayment of rent or for any other reason shall not be affected by reason of the fact that Landlord holds security.

  The security will not be a limitation on Landlord's damages or other rights and remedies available under this Lease, or at law or equity; nor shall the security be a payment of liquidated damages.

  The security will not be an advance payment of the rent.

  If any filing permits, approvals, occupancy or completion certificates are issued by any municipal department in connection with any Tenant alterations, renovations or improve-ments, an original or certified copy of same shall be delivered to Landlord. Landlord will cooperate with Tenant, at Tenant's expense, in connection with any such permits, approvals or certificates for which Tenant may apply.

  Tenant understands and agrees that the regular conduct of business in the Demised Premises is of importance to Landlord in the mainten-ance of the character and quality of all ground floor tenancies and the Building and is a covenant by Tenant in consideration of the rental provisions of this Lease. There-fore, it is of the essence of this Lease and Tenant covenants and agrees that (a) it will continu-ously throughout the demised term conduct its busi-ness within the Demised Premises and will be open for the regular conduct of its business at least six (6) days a week eight (8) hours a day; and (b) it will keep its premises fully stocked with top-quality merchandise and fully staffed. Notwithstanding the foregoing, the preceding two (2) sentences shall not apply during the period at the commencement of the term during which Tenant is performing its initial tenant installations, during any subsequent period during which Tenant is subsequently performing alterations, and during any period in which the Demised Premises are affected by casualty or condemnation, or another event beyond Tenant's reasonable control.

  Whenever Tenant shall submit to Landlord any plan, agreement or other document for Landlord's consent or approval and Landlord requires the opinion of its architect, engineer, counsel or other expert as to the form or substance thereof, Tenant agrees to pay the reasonable fee of such expert for its services.

  Prior to making any alterations, other than decorative alterations, Tenant shall submit to Landlord detailed plans and specifications (including layout, architec-tural, mechanical and structural drawings) for such proposed alterations and shall not commence any such alterations without first obtaining Landlord's written approval of such plans and specifi-cations, which consent shall not be unreasonably withheld.

  In the event that any rent or additional rent, including escalations and adjustments, is billed by Landlord to Tenant and remains unpaid for five (5) business days after the date for payment of such rent or additional rent, Landlord shall be entitled to interest on such sum from the due date at the lower of (a) the maximum legal rate, or (b) a rate per annum equal to the prime rate established from time to time by Citibank, N.A., plus three (3%) percent, which shall be added as additional rent to the basic rent becoming due upon the next rent date and shall be payable as such.

  If any rent or additional rent is not paid when due after applicable notice and grace periods Landlord may incur additional costs including, but not limited to processing and accounting fees and late charges imposed on Landlord by others. Therefore if Landlord does not receive the rent or additional rent in full on or before the tenth day of the month in which it becomes due after applicable notice and grace periods, Tenant shall pay Landlord a late fee of five (5%) percent of the amount of such unpaid rent or additional rent in addition to all rent and additional rent then in arrears, which shall constitute liquidated damages for Tenant's nonpayment.

  If any Tenant check to Landlord is returned for any reason then, in addition to any other charge or fee, Tenant shall pay a returned check charge of Twenty-five ($25.00) Dollars or such higher amount as shall be customarily charged by Landlord's bank at the time.

  The Landlord shall be entitled to the same remedies for nonpayment of any fees or charges herein as for the default in payment of rent. This article shall not be deemed to postpone or waive any rights of the Landlord to collect any rent or addition-al rent, with interest and expenses, by legal action or otherwise or any other remedies available under this Lease or at law or equity.

  Notwithstanding any provisions hereinbefore set forth to the contrary, Landlord and Tenant covenant and agree that Tenant shall have no obligation to pay basic rental, or any additional rent (including, but not limited to rent escalation as provided in the Escalation Rider attached hereto) provided for in this Lease for a period of four (4) months from the commencement date of the demised term except that Tenant shall pay for electricity at the Demised Premises during said period, at the rates set forth in this Lease. It is understood and agreed that this rent concession is being given in consideration of Tenant's payment of all rent and additional rent due and payable hereunder for the full term of this Lease and that in the event that this Lease is terminated on account of Tenant's default hereunder, then, in addition to all other sums due from Tenant to Landlord on account of such default and termination, Tenant shall pay to Landlord an additional amount equal to (a) the amount of such four (4) month rent concession (b) times a fraction, the numerator of which is the number of remaining months in the term of this Lease and the denominator of which is the total number of months in the term of this Lease (excluding the months to which such rent concession applies).

  Tenant may extend this Lease for a period of five (5) years on the following terms and conditions:

  Tenant shall give Landlord written notice (marked on the envelope "URGENT: RENEWAL NOTICE") of its election to renew the Lease no less than nine (9) months prior to the expiration of the initial Lease term. The notice of election must be timely sent and once sent by Tenant may not be revoked unilaterally, except as set forth in (f) below.

  Tenant shall not be in default beyond applicable grace periods under any material terms of this Lease at the time it exercises the renewal option and at any time prior to the commencement of the renewal term, as a condition of its rights hereunder.

  If Tenant has acquired the Miller Space (see paragraph 77 below) the option shall be applicable to both the Demised Premises and Miller Space).

  All the terms and provisions of the Lease (and Miller Space Lease if applicable) shall be applicable to the renewal period except that (i) Tenant shall have no further rights of renewal, (ii) the basic annual rent shall be the Fair Market Value of the Demised Premises (and the Miller Space if applicable) as defined in paragraph (d) below determined as of the commencement date of the renewal term, and (iii) the security deposit shall be proportionately adjusted. The basic annual rental rate for each succeed-ing year of the renewal term shall be increased in accordance with the following: (x) a 3.5% per year increase in basic rent, (y) Tax Escalation Rider, except the Tax Base shall be the Base Tax Year July 1, 2011 to June 30, 2012, and (z) Operating Expense Escalation, except the Base Year shall be 2012.

  Fair Market Value shall mean the current market rent for similar space within the geographical area in which the building is located, assuming escalations with current base years and reflecting that Tenant is already in occupancy, no brokerage commission will be payable and there will be no free rent period, as determined by an independent M.A.I. Appraiser selected by Tenant from a list of not less than four (4) appraisers chosen by Landlord, whose fee shall be borne equally by Landlord and Tenant. If Tenant fails to make a selection and notify Landlord within five (5) business days after receipt of the list from Landlord, then Landlord may choose the appraiser from the list. If Tenant fails to make a selection and notify Landlord within five (5) business days after receipt of the list from Landlord, then Landlord may choose the appraiser from the list.

  If Tenant does not accept the fair market value as determined, Tenant may cancel its renewal option within thirty (30) days after receipt from Landlord of the renewal Fair Market Value.

  Subject to the conditions precedent set forth below, Landlord shall offer the ground floor space in the Building known as Store B at 130 Prince Street and presently occupied by Nicole Miller (the "Miller Space") to lease once when it first becomes vacant, on the following terms and conditions:

  Tenant shall notify Landlord in writing of its desire to lease all such Miller Space on or before September 1, 2002.

  Within thirty (30) days after receipt of Tenant's notice in (a) above, Landlord shall notify Tenant in writing of the proposed rent ("First Offer Rent").

  All the terms and conditions of this Lease shall be applicable to the Miller Space, except that:

    the premises shall be delivered "as is", except that Landlord shall cause the HVAC system in the Miller Space to be delivered in the same condition as the HVAC system of the initial Demised Premises is required to be delivered under this Lease.

    the First Offer Rent shall be the Fair Market Rental Value of the premises, determined in the same manner as set forth in subparagraph (e) of Article 76 above, except that Tenant is not in occupancy of the space.

    the Miller Space lease shall be co--terminous with this Lease and the renewal option if exercised under Article 66 of this Lease shall apply to the Miller Space lease.

    the security deposit shall be four (4) months then basic rent and thereafter proportionately adjusted. The basic annual rental rate for each succeed-ing year of the renewal term shall be increased in accordance with the following: (x) a 3.5% per year increase in Basic rent, (y) Tax Escalation Rider, except the Tax Base shall be the Base Tax Year July 1, 2002 to June 30, 2003, and (z) Operating Expense Escalation, except the Base Year shall be 2003.

  The obligations of Landlord to give Tenant the notice provided for in (b) or to enter into a lease for such expansion space shall be contingent on the following:

    Tenant shall not be in default beyond applicable grace periods under any material terms of this Lease at the time;

    Tenant shall then be in occupancy of at least eighty (80%) percent of the original Demised Premises (occupancy of others under paragraph 42 being considered occupancy by Tenant for purposes of this clause (ii)); and

    Any lender whose mortgage affects the land or building must approve such new lease and Tenant's credit worthiness, if required under such mortgage.

  Time shall be of the essence with respect to the date of any notice required under this Article.

  If Tenant does not accept the fair market value as determined, Tenant may cancel its option within thirty (30) days after receipt from Landlord of the renewal Fair Market Value.

  If the tenant in the Miller space holds over after the expiration of the term of its lease, Landlord shall use reasonable efforts at its expense to cause such tenant to vacate the Miller Space as quickly as practicable. Landlord shall not renew or extend the term of the existing lease of the Miller Space.

  Tenant acknowledges that personal property of the former tenant is being stored in a small part of the basement of the Demised Premises. Such storage shall not affect the Lease Commencement Date nor the rent payable hereunder. Tenant shall have no liability or responsibility for care of such property, but shall provide access at a reasonable hour on reasonable notice for removal of the property. Landlord agrees to remove such property if the former tenant does not do so within thirty (30) days after the Lease Commencement Date.

  Whenever a party's consent or approval is required hereunder, a response to the request for such consent or approval shall not be unreasonably delayed. The terms "include", "including" and similar terms, as used herein shall be construed as if followed by the words "without limitation".

  Supplementing Paragraph 9 of this Lease: If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within ten (10) days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation.

  Every notice, demand, consent, approval or other communication (collectively, "notices") which may be or are required to be given under this Lease or by law shall be in writing and shall be sent by U.S. registered or certified mail, return receipt requested, postage prepaid, or by recognized overnight courier which provides receipts for delivery, and shall be addressed:

                                        If to Landlord:

                                        130 Prince LLC
                                        120 Wooster Street
                                        3rd Floor
                                        New York, NY 10012

                                        With a copy to:

                                        Hofheimer Gartlir & Gross, LLP.
                                        530 Fifth Avenue
                                        New York, NY 10036
                                        Attention: Gerald H. Morganstern, Esq.

                                        If to Tenant:

                                        Swiss Army Retail L.L.C.
                                        130 Prince Street
                                        New York, NY 10012
                                        Attention: [Manager]

                                        With a copy to:

                                        Swiss Army Retail L.L.C.
                                        c/o Swiss Army Brands, Inc.
                                        1 Research Drive
                                        Shelton, CT 06484
                                        Attention: President

  or to such other address or addresses as a party, by notice to the other party from time to time, may designate. Notices shall be deemed delivered when actually received by a party, or when a party refuses receipt of such notice, except that notices received on a non-business day shall be deemed to have been delivered on the next business day.

  Landlord shall permit Tenant, on a non-exclusive basis, to use the elevator in the Building for freight, passengers and for handicapped access to the basement.

  Landlord has no designated interest or other telecommunications provider. Tenant may obtain internet and other telecommunications connectivity from providers selected by Tenant (using existing portals).

  Tenant shall not use, generate, store, treat, dispose of, or otherwise introduce into, on or about the Demised Premises or the building in which the Demised Premises are located or land under or surrounding the Demised Premises any Hazardous Substance (as hereinafter defined), nor shall Tenant cause or permit any other person or entity to do so. However, the foregoing restrictions shall not apply to the storage and use of common store and cleaning supplies necessary for routine store operations, which are properly stored in reasonable quantities. Hazardous Substance means any hazardous waste, hazardous material, pollutant, contaminant or solid waste as defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.ss.9601 et seq., and any other applicable federal, state or local laws or ordinances, and in the rules and regulations thereunder, as may be amended, supplemented or superseded from time to time. Tenant agrees to clean up all Hazardous Substances on the land or in the building, if caused or permitted by Tenant (or if Tenant shall be otherwise responsible therefor), in a manner which shall comply with all applicable environmental laws and requirements. Upon request, Tenant shall cooperate with Landlord in furnishing to a govern-mental authority any information which may be required regarding environmental matters. Tenant agrees to indemnify, defend and hold Landlord and Guardian Life Insurance Company, their successors and assigns, harmless from and against any and all loss, damages, claims of third parties, cost of correc-tion, test, studies, expenses (including attorney's fees and costs of suit or adminis-trative proceedings) or fines arising out of or in connection with Tenant's failure to comply with the terms of this Paragraph. The provisions of this Paragraph regarding environmental matters shall survive the expiration or termination of this Lease.

  Landlord represents and warrants that, to Landlord's knowledge as of the date of this Lease, the Demised Premises being delivered to Tenant is free of any Hazardous Substance. If required for Tenant's alterations, Landlord shall supply Tenant with an ACP-5 report showing no asbestos in the Demised premises. Landlord shall be responsible for removal of any Hazardous Substance existing prior to the date of this Lease.

RENT SCHEDULE "A"

Tenant covenants and agrees to pay as fixed minimum annual rent in equal monthly installments as set forth in the preamble to this Lease the following:
  Eight Hundred Forty Thousand and 00/100 ($840,000.00) Dollars per annum ($70,000.00 per month) for the first year of the lease term;

  Eight Hundred Sixty-nine Thousand Four Hundred and 00/100 ($869,400.00) Dollars per annum ($72,450.00 per month) for the second year of the lease term;

  Eight Hundred Ninety-nine Thousand Eight Hundred Twenty-nine and 00/100 ($899,829.00) Dollars per annum ($74,985.75 per month) for the third year of the lease term;

  Nine Hundred Thirty-one Thousand Three Hundred Twenty-three and 02/100 ($931,323.02) Dollars per annum ($77,610.25 per month) for the fourth year of the lease term;

  Nine Hundred Sixty-three Thousand Nine Hundred Nineteen and 33/100 ($963,919.33) Dollars per annum ($80,326.61 per month) for the fifth year of the lease term;

  Nine Hundred Ninety-seven Thousand Six Hundred Fifty-six and 50/100 ($997,656.50) Dollars per annum ($83,138.04 per month) for the sixth year of the lease term;

  One Million Thirty-two Thousand Five Hundred Seventy-four and 48/100 ($1,032,574.48) Dollars per annum ($86,047.87 per month) for the seventh year of the lease term;

  One Million Sixty-eight Thousand Seven Hundred Fourteen and 58/100 ($1,068,714.58) Dollars per annum ($89,059.55 per month) for the eighth year of the lease term;

  One Million One Hundred Six Thousand One Hundred Nineteen and 59/100 ($1,106,119.59) Dollars per annum ($92,176.63 per month) for the ninth year of the lease term; and

  One Million One Hundred Forty-four Thousand Eight Hundred Thirty-three and 78/100 ($1,144,833.78) Dollars per annum ($95,402.81 per month) for the tenth year of the lease term.

RIDER 2

TAX ESCALATION RIDER

  For purposes of real estate tax escalation as provided for in Paragraph 2 of this Escalation Rider, the following words shall be defined to mean as follows:

    "Real Estate Taxes" - the amount of annual real estate taxes, assessments, sewer rent rates and charges, county taxes, transit taxes, or any other governmental charge, general, special, ordinary or extraordinary which may now or hereafter be imposed, levied, assessed or collected against the land upon which the building stands and upon the building. Except as and to the extent provided in the next sentence, "Real Estate Taxes" shall exclude gift, transfer, franchise, profit, rent and other taxes not expressly described in the preceding sentence. If due to a change in the method of taxation any franchise, income, profit, or other tax, however designated, shall be levied against Land-lord's interest in the property in whole or in part for or in lieu of any tax which would otherwise constitute Real Estate Taxes, such change in method of taxation shall be included in determining the excess Real Estate Taxes over the Tax Base for the purposes hereof, and shall be computed and certified by Landlord's certified public accountant (for these purposes, the Building shall be treated as if it is the sole asset of Landlord).

    "Tax Base" - the amount of Real Estate Taxes levied, assessed and/or collected on the land and building of which the Demised Premises are a part for the Base Tax Year July 1, 2001 to June 30, 2002.

    "Tax Year" - each period of twelve (12) consecutive months commencing as of the first day of July of each such period, in which any part of the term of this Lease shall occur, or such other periods of twelve (12) months as may be adopted as the fiscal year for real estate tax purposes of the City of New York.

  Tenant hereby covenants and agrees to pay as additional rent during each Tax Year or portion thereof through-out the demised term, or any renewal or extension thereof, Tenant's Percentage of any increase in Real Estate Taxes for such Tax Year over the Tax Base regardless of whether any such increase results from a higher tax rate and/or an increase in the assessed valuation of either said land or said building and/or the imposition of any new form or type of tax (as provided in Paragraph 1(a) above) against either said land or said building and/or from the imposition of any special assessment(s) against said land and/or building. Reasonable out of pocket fees and expenses, if any, incurred in obtaining any reduction in assessed valuation from the tentative assessment to the final assessment shall also be considered an increase in Real Estate Taxes for the purpose of this provision. Such payment shall be made by Tenant as additional rent in equal monthly installments during such Tax Year together with the payment of the basic rent. Copies of tax bills applicable to the Tax Base and to any such Tax Year shall be made available by Landlord for inspection by Tenant during normal business hours. In the event of any reduction in Real Estate Taxes after final assessment and with respect to which Tenant has paid its pro rata share, any such reduction, less actual fees and expenses incurred to obtain such reduction shall be refunded in proportionate amounts to Tenant.

  In the event that New York State adopts a basic change in the manner in which it finances public education or other major governmentally sponsored services at any time during the demised term as a result of which there is a substantial reduction in the Real Estate Taxes levied or assessed against the real property, then and in that event, it is understood and agreed that the additional rent payable pursuant to the provisions of the Escalation Rider on account of increases in Real Estate Taxes shall in no event be less than the amount payable during the lease year immediately preceding the year in which any such change occurs.

RIDER 3

OPERATING EXPENSES ESCALATION

  Tenant hereby covenants and agrees that for each Lease Year in which Operating Expenses shall exceed the Operating Expenses for the Base Year, Tenant shall pay to Landlord as additional rent Tenant’s Percentage of such excess Operating Expenses.

  For the purposes of the provisions of this Rider:

  The term "Lease Year" is defined as the calendar year first commencing after the commencement date of the term of this lease and each successive calendar year thereafter, except that the final Lease Year may be for a period of less than twelve (12) months.

  The term "Base Year for the Determination of Operating Expenses" (sometimes referred to as "Base Year") shall be the calendar year 2002.

  "Operating Expenses" as used for the Determination of Operating Expenses in the Base Year and in subsequent Lease Years shall mean any and all net costs and expenses paid, incurred or charged by Landlord in connection with the normal operation, servicing and maintenance of the building during a calendar year, incurred and determined in accordance with sound management and accounting principles and practices generally accepted, consistently applied, with respect to the operation, servicing and maintenance of comparable buildings, including without limitation common area utility charges, cleaning services, casualty and liability insurance, but excluding (i) capital improve-ments, (ii) repairs and replacements, which under sound accounting principles and practices should be classified as capital expenditures, (iii) painting, redecorating or other work which Landlord performs for any other tenant or prospective tenant of the building, (iv) repairs or other work (including rebuilding) occasioned by fire, windstorm or other casualty or condemnation to the extent Landlord is compensated by insurance proceeds, (v) any cost (such as repairs, improvements, electricity, special cleaning or overtime services) to the extent such costs are included in a tenant's rent or are expressly reimbursed to Landlord by tenants (as opposed to partial reimbursement in the nature of rent escalation provisions) or are separately charged to and payable by tenants, or are furnished to or rendered for the benefit of other ground floor store tenants in the Building at Landlord's expense, which are in excess of what Landlord is obligated to provide to Tenant hereunder at Landlord's expense, (vi) leasing commissions and expenses of procuring tenants, including lease concessions, lease buy-outs and lease take-over obligations, (vii) depreciation, (viii) interest on, amortization of and other charges (e.g., prepayment premiums or late charges) with respect to, debt, and refinancing costs, (ix) taxes of any nature, including real estate taxes, and interest and penalties for late payment of taxes, (x) rent payable under any lease to which this lease is subject, (xi) wages or salaries of employees over the rank of building superintendent, (xii) costs and expenses of negotiating leases with tenants, or enforcing leases against tenants, including legal fees, (xiii) advertising, marketing, brokerage and promotional expenses; (xiv) sums paid to affiliates of Landlord for goods or services in excess of arm's-length charges for the goods or services in question. If Landlord shall eliminate the payment of any wages or other labor costs as a result of the installation of labor-saving devices or by any other means, then in computing the additional rent payable hereunder, the net savings of such wages or other labor costs shall be deducted from the operating expenses for the base year.

  In the event the subject building is not fully occupied during any Base Year or Lease Year, the operating expenses for such Base Year or Lease Year shall be deemed to be the actual year's operating expenses adjusted to reflect the operating expenses there would have been if the building were fully occupied.

  Landlord agrees to cause statements setting forth the Base Year Operating Expenses to be prepared and certified by Landlord's certified public accountant (the "Statements"). Within ninety (90) days after the expiration of each subsequent Lease Year, Landlord shall deliver to Tenant an appropriate bill computed by Landlord in accordance with the provisions of this Escalation Rider accompanied by the Statement, which bill Tenant shall pay to Landlord as additional rent and to be made on the first day of the month following Tenant's receipt of the aforesaid bill.

  The Statement shall be final, conclusive and binding upon Tenant for determination of additional rent required by this Escalation Rider unless Tenant disputes the correctness of such certified statement in writing within one hundred twenty (120) days after receipt of same by Tenant; provided, however, that Tenant may dispute the correctness of Operating Expenses for the Base Year until the last day of which Tenant may dispute the correctness of Operating Expenses for the first Lease Year after the Base Year. Tenant shall specify the particular respects in which the Statement is claimed to be incorrect.

  Pending the resolution of such dispute, Tenant shall pay the additional rent to Landlord in accordance with the Statement furnished by Landlord. After payment of said additional rent, Tenant shall have the right, during reasonable business hours and upon not less than five (5) business days' prior written notice to Landlord, to examine and copy Landlord's books and records with respect to the foregoing, provided such examination is commenced within thirty (30) days and concluded within sixty (60) days following the rendition of the statement in question.

  Any such dispute as to said statement shall be resolved by arbitration in Manhattan by the American Arbitration Associa-tion in accordance with its rules and procedures, which arbitra-tion shall be by three (3) arbitrators, each of whom shall have at least ten (10) years' experience in the supervision of the operation and management of major commercial buildings in Manhattan.

  The arbitrators shall be bound by the provisions of this Lease, and shall not add to, subtract from or otherwise modify such provisions.

  Attached hereto as Schedule 1 is Landlord's computation of Operating Expenses for calendar years 1999 and 2000.

EXHIBIT C

        BANK

Beneficiary:                                                                                                    Applicant:

Gentlemen:

        By order of                         (“Applicant”), we hereby open our Irrevocable Standby Letter of Credit No.                         in your favor for an amount not to exceed the aggregate of U.S.                          ($                         ) Dollars expiring at our                          office, New York, NY on December 31,                         , except as hereinafter provided.

        Funds under this Letter of Credit are available to you against your sight draft on us mentioning our Credit Number                         and accompanied by the following:

  This Letter of Credit Instrument.

  3. Signed written statement of you or your authorized agent that the accompanying draft is due and payable under that certain agreement of lease dated                         between                          and                         (the“Lease”).

        If we receive your sight draft in accordance with the terms and conditions of this Credit, we will promptly honor the same, without inquiry as to the accuracy of the statement set forth above and regardless of whether applicant disputes the content of such statement.

        This Letter of Credit is transferable by you, the beneficiary, without payment by you of any transfer fee. Our transfer charges are for the account of the Applicant.

        It is a condition of this Letter of Credit that it shall be automatically extended for periods of one (1) year each from the then relevant expiry date, however not beyond sixty (60) days after the expiration of the term of the Lease.

        This Letter of Credit sets forth the full terms of our undertaking, and such undertaking shall not in any way be modified, amended or amplified, by reference to any document, instrument or agreement referred to herein or in which this Letter of Credit relates, and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement.

This Letter of Credit is subject to the Uniform Customs and Practices for Documentary Credits (1993 Revision), I.C.C. Publication No. 500.

        Kindly address all correspondence regarding this Letter of Credit to the attention of                         , mentioning specifically our Credit No.                          .

Very truly yours,

Authorized Signature